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SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

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LAWSON SOFTWARE, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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September 6, 2002

Dear Stockholder:

        You are cordially invited to attend the 2002 Annual Meeting of Stockholders of Lawson Software, Inc. to be held at Touchstone Energy Place, Grand Ballroom A, 175 West Kellogg Boulevard, St. Paul, Minnesota, commencing at 10:00 a.m. Central Daylight Time on Thursday, October 24, 2002.

        The Secretary's formal notice of the meeting and the proxy statement appear on the following pages and describe the matters to come before the meeting. During the meeting, time will be provided for a review of the activities of the past year and items of general interest about the Company.

        As a convenience to stockholders unable to attend the annual meeting in person, we also will be webcasting the meeting. To view the meeting via webcast, go to the Company's web site at http://www.lawson.com/investor and follow the webcast link at the top of that page. Please plan to be at the web site at least 15 minutes prior to the meeting so that you have sufficient time to register and to download and install any necessary software.

        Whether or not you plan to attend the meeting, we urge you to vote your shares by marking your votes on the enclosed proxy card, signing and dating it, and mailing it in the enclosed envelope as promptly as possible. You also may vote your shares by telephone or Internet as directed on the enclosed proxy card. Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day, and will close at 4:00 p.m. Eastern Daylight Time (3:00 p.m. Central Daylight Time) on October 23, 2002. If you do attend the meeting, you may at that time revoke any proxy previously given and vote in person, if desired.

Sincerely,

John J. Coughlan President and Chief Executive Officer

LAWSON SOFTWARE, INC.
380 Saint Peter Street
St. Paul, Minnesota 55102-1302

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held on October 24, 2002

        NOTICE IS HEREBY GIVEN that the 2002 Annual Meeting of Stockholders of Lawson Software, Inc. (the "Company") will be held at Touchstone Energy Place, Grand Ballroom A, 175 West Kellogg Boulevard, St. Paul, Minnesota, commencing at 10:00 a.m. Central Daylight Time on Thursday, October 24, 2002 for the following purposes:

1.
To elect eight directors for the fiscal year ending May 31, 2003;

2.
To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors for the fiscal year ending May 31, 2003; and

3.
To transact such other business as may properly be brought before the meeting.

        The Board of Directors has fixed September 3, 2002 as the record date for the meeting. Only stockholders of record at the close of business on that date are entitled to receive notice of and vote at the meeting.

        As a convenience to stockholders unable to attend the annual meeting in person, we also will be webcasting the meeting. To view the meeting via webcast, go to the Company's web site at http://www.lawson.com and click on the "investor relations" button, followed by the webcast link at the top of that page. Please plan to be at the web site at least 15 minutes prior to the meeting so that you have sufficient time to register and to download and install any necessary software.

        Your vote is important to ensure a quorum at the meeting. Even if you own only a few shares, and whether or not you expect to be present at the meeting, we urgently request you to mark, date, sign and mail the enclosed proxy card in the postage-paid envelope provided or vote your shares by telephone or Internet as directed on the enclosed proxy card. Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day, and will close at 4:00 p.m. Eastern Daylight Time (3:00 p.m. Central Daylight Time) on October 23, 2002. The proxy may be revoked by you at any time prior to the meeting and delivery of your proxy will not affect your right to vote in person if you attend the meeting.

By Order of the Board of Directors,

Bruce B. McPheeters, Secretary

St. Paul, Minnesota
September 6, 2002

LAWSON SOFTWARE, INC.
380 Saint Peter Street
St. Paul, Minnesota 55102-1302

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
October 24, 2002

SOLICITATION AND REVOCABILITY OF PROXY

        The enclosed proxy is being solicited on behalf of the Board of Directors of Lawson Software, Inc. (the "Company") for use at our 2002 Annual Meeting of Stockholders to be held on October 24, 2002 at 10:00 a.m Central Daylight Time. The cost of soliciting proxies will be paid by the Company. In addition to solicitation by mail, some of our officers and regular employees may solicit the return of proxies by telephone, telegram, facsimile or personal interview but will receive no special compensation for these services. Additionally, we may request brokerage houses and custodians, nominees and fiduciaries to forward soliciting materials to their principals, in which case we will reimburse them for their reasonable out-of-pocket expenses.

        Only stockholders of record at the close of business on September 3, 2002 will be entitled to notice of and to vote at the annual meeting. At September 3, 2002, 98,084,042 shares of our common stock, par value $0.01, were issued and outstanding. Each share is entitled to one vote. A stockholder executing a proxy retains the right to revoke the proxy by notice in writing to the Secretary of the Company at any time prior to its use, by filing a duly executed proxy bearing a later date with the Secretary of the Company, by submitting a new proxy by telephone or through the Internet or by revoking the proxy at the annual meeting and voting in person. Proxies in the accompanying form which are properly executed, duly returned and not revoked will be voted in the manner specified. If a proxy is properly executed but does not specify any or all choices on it, the proxy will be voted as follows: (a) in favor of the election of the eight nominees for director as described in this proxy statement; (b) in favor of the ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company; and (c) in the discretion of the persons named in the proxy, as to such other matters as may properly come before the meeting and as to which we did not have knowledge prior to April 30, 2002.

        If an executed proxy is returned and the stockholder has voted "withhold" or "abstain" on any matter, the shares represented by such proxy will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but will not be considered to have been voted in favor of the matter. If an executed proxy is returned by a broker holding shares in street name which indicates that the broker does not have discretionary authority as to specified shares to vote on one or more matters, such shares will be considered represented at the meeting for purposes of determining a quorum but not represented at the meeting for purposes of calculating the vote with respect to such matter or matters.

        Our address is 380 St. Peter Street, St. Paul, Minnesota 55102-1302. Our telephone number is (651) 767-7000. The mailing of this proxy statement and form of proxy will commence on or about September 19, 2002.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS

        The following table sets forth information concerning beneficial ownership of our common stock by persons who are known by us to own more than five percent of our common stock outstanding as of August 31, 2002, except as noted below. Except as otherwise noted, the named holders have sole voting and investment power with respect to those shares shown as beneficially owned by them. Unless otherwise indicated, the principal address of each of the stockholders below is c/o Lawson Software, Inc., 380 Saint Peter Street, St. Paul, Minnesota 55102-1302.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (#)	% of Class
Cerullo Family Limited Partnership(1)	20,111,500	22.1%
H. Richard Lawson(2)	18,587,349	19.0%
Lawson Family Limited Partnership(3)	7,831,095	8.4
TA Associates, Inc.(4)	7,737,238	8.3

(1)
We have relied upon the information supplied by Cerullo Family Limited Partnership in a Schedule 13D furnished to us reporting information as of December 6, 2001. Of the shares reported, John J. Cerullo and Geraldine F. Cerullo have shared voting and investment power with respect to 20,111,500 shares.

(2)
Lawson Family Investment Company, Ltd. has sole voting and investment power with respect to 13,869,999 shares, and H. Richard Lawson and Patricia Lawson have shared voting and investment power with respect to 18,587,349 shares, of which 13,869,999 shares are held by Lawson Family Investment Company, Ltd. and 4,717,350 shares are held by H. Richard Lawson and Patricia Lawson as tenants in common.

(3)
We have relied upon the information supplied by Lawson Family Limited Partnership in a Schedule 13G/A furnished to us reporting information as of December 31, 2001. Of the shares reported, (a) Lawson Family Limited Partnership has sole voting and investment power with respect to 7,557,369 shares, (b) William B. Lawson, Sr. and Ruth Lawson have shared voting and investment power with respect to 7,563,593 shares, of which 7,557,369 shares are held by Lawson Family Limited Partnership and 6,224 shares are held by Lawson Management LLC, (c) William B. Lawson, Sr. has sole voting and investment power with respect to 118,126 shares and (d) Ruth Lawson has sole voting and investment power with respect to 149,376 shares.

(4)
We have relied upon the information supplied by affiliates of TA Associates, Inc. in a Schedule 13G furnished to us reporting information as of February 15, 2002. Of the shares reported, (a) TA IX L.P. has sole voting and investment power with respect to 6,054,177 shares, (b) TA/Atlantic and Pacific IV L.P. has sole voting and investment power with respect to 1,513,544 shares, (c) TA Investors LLC has sole voting and investment power with respect to 121,083 shares and (d) TA Executives Fund has sole voting and investment power with respect to 48,434 shares.

SECURITY OWNERSHIP OF DIRECTORS, DIRECTOR NOMINEES AND EXECUTIVE OFFICERS

        The following table sets forth the number of shares of our common stock beneficially owned at August 31, 2002 by each of our directors, each director nominee and each of our executive officers named in the Summary Compensation Table included in this Proxy Statement under the caption "Executive Compensation" below, and all of our directors, director nominees and executive officers as a group.

        Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes generally voting power and/or investment power with respect to securities. Shares of common stock subject to options currently exercisable or exercisable within 60 days after August 31, 2002 are deemed outstanding for purposes of computing the percentage beneficially owned by the person holding such options but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Unless otherwise indicated, the individuals listed in the table have sole voting and investment power with respect to the shares shown as beneficially owned by them. The principal address of each of the stockholders below is c/o Lawson Software, Inc., 380 Saint Peter Street, St. Paul, Minnesota 55102-1302.

Name and Address of Beneficial Owner	Number of Shares Held	Options Exercisable Within 60 Days	Total	% of Outstanding Shares
H. Richard Lawson(1)	18,587,349	—	18,587,349	19.0%
John J. Coughlan	9,141	2,129,595	2,138,736	2.1%
Robert G. Barbieri	6,022	451,005	457,027	*
James F. DeSocio	3,468	501,107	504,575	*
Dean J. Hager	5,253	265,288	270,541	*
David J. Eskra(2)	—	40,000	40,000	*
David R. Hubers	27,740	22,260	50,000	*
Thomas G. Hudson	13,870	36,130	50,000	*
Richard D. Kreysar	—	50,000	50,000	*
David S. B. Lang(3)	7,737,238	—	7,737,238	7.9%
Geoffrey A. Moore	187,245	30,805	218,050	*
All directors, director nominees and executive officers as a group (13 persons)	26,594,368	4,114,911	30,709,279	30.1%

*
Represents less than 1% of the total shares outstanding.

(1)
Represents 13,869,999 shares held by Lawson Family Investment Company, Ltd. and 4,717,350 shares held by H. Richard Lawson and Patricia Lawson as tenants in common.

(2)
Mr. Eskra is a new director nominee. If elected to the Company's Board of Directors, Mr. Eskra will be granted an option to acquire 40,000 shares upon his election to the Board of Directors, which option will be immediately exercisable on the date of grant.

(3)
Mr. Lang is a principal of TA Associates, Inc. and may be considered to have beneficial ownership of TA Associates, Inc.'s interest in us. Mr. Lang disclaims beneficial ownership of all such shares, except to the extent of 21,673 shares that he owns through TA Investors LLC.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires our directors and specified officers and persons who own more than 10% of a registered class of our equity securities to file initial reports of ownership of those securities on Form 3 and reports of changes in ownership on Form 4 or Form 5 with the Securities and Exchange Commission. Specific due dates for these reports have been established by the Securities and Exchange Commission, and we are required to disclose in this proxy statement any failure to timely file the required reports by these dates. Based solely on our review of the copies of these reports received by us or written representations from reporting persons, we believe that during the fiscal year ended May 31, 2002, all Section 16(a) filing requirements applicable to our officers, directors and greater-than-10% stockholders were complied with in a timely manner.

Item 1: ELECTION OF DIRECTORS

        Our Certificate of Incorporation provides that the number of directors shall be fixed from time to time by the Board of Directors, not to exceed twelve directors. The Board of Directors has fixed the number of directors at eight. The Certificate of Incorporation also provides that each director shall be elected each year by the stockholders at the annual meeting of stockholders, to hold office for a term of one year and until a successor is elected and qualified, or until the earlier death, resignation or removal of the director.

        The affirmative vote of a majority of the shares of our common stock present in person or by proxy and entitled to vote at the annual meeting is necessary to elect each nominee.

        Unless authority for one or more of the nominees is withheld, proxies will be voted FOR the election of each of Messrs. Coughlan, Eskra, Hubers, Hudson, Kreysar, Lang, Lawson and Moore.

        We have no reason to expect that any of the nominees will fail to be a candidate at the annual meeting and, therefore, do not have in mind any substitute or substitutes for any of the nominees. If any of the nominees should be unable to serve as a director (which event is not anticipated), proxies will be voted for a substitute nominee or nominees in accordance with the best judgment of the person or persons acting under the proxies.

Current Director Nominees

        John J. Coughlan, age 43, has served as our chief executive officer since February 2001, our president since March 2000 and one of our directors since April 2000. From March 2000 until February 2001, Mr. Coughlan also served as our chief operating officer. From 1987 until March 2000, Mr. Coughlan worked for us in various capacities, including as executive vice president of the healthcare business unit and most recently as executive vice president of field operations and marketing. In 1998, Mr. Coughlan was convicted of criminal vehicular homicide in connection with a one-car traffic accident that resulted in the death of his father. Mr. Coughlan's conviction was reduced to a misdemeanor after the court received testimony from his probation officer, community members and family members regarding his personal character and community service, including his activities on behalf of Mothers Against Drunk Driving. Our board of directors is fully informed of the facts and circumstances surrounding this event and has expressed its full confidence in Mr. Coughlan's integrity and ability as an officer and director of our company.

        David R. Hubers, age 59, has served as one of our directors since April 2001. From 1965 until his retirement in March 2001, Mr. Hubers was employed by American Express Financial Advisors Inc., a financial services company, serving most recently as its chairman and chief executive officer since 1993. Mr. Hubers is a director of Chronimed, Inc., a pharmaceutical distribution company. In addition, he serves on the boards of a number of non-profit organizations.

        Thomas G. Hudson, age 56, has served as one of our directors since June 2001. Mr. Hudson has served as president and chief executive officer of Computer Network Technology Corporation, a designer and manufacturer of high-speed computer networking equipment, since June 1996, as one of its directors since August 1996 and as its chairman of the board since May 1999. Mr. Hudson also has served as acting general manager of Propelis Software, Inc., one of its subsidiaries, since November 1999. From 1993 until June 1996, Mr. Hudson served as senior vice president of McGraw

Hill Companies, a leading information service provider, serving as general manager of its F.W. Dodge division, and as senior vice president, corporate development. From 1968 until 1993, Mr. Hudson served in a number of management positions at IBM, serving most recently as vice president, services sector division. Mr. Hudson's IBM career included varied product development, marketing and strategic responsibilities for IBM's financial services customers and extensive international and large systems experience. Hudson attended the Harvard Advanced Management Program. Mr. Hudson is a director of Ciprico, Inc. a manufacturer of storage and system solutions for digital media applications, and Plato Learning, Inc., a provider of computer-based curriculum management systems.

        Richard D. Kreysar, age 46, has served as one of our directors since April 2001. From June 1998 until his retirement in January 2001, he was president and chief executive officer of Accrue Software, Inc., a publicly held provider of e-business analytic solutions for customer web sites. From January 1997 to May 1998, Mr. Kreysar taught mathematics at the secondary level. From January 1995 to January 1997, Mr. Kreysar was the general manager and vice president of operations at Network Associates, Inc., an enterprise security software company, and from January 1994 to January 1995 he was executive vice president of marketing and sales for Open Vision, a UNIX systems management software company. From June 1985 to December 1993, Mr. Kreysar was vice president of marketing and sales at Computer Associates International, Inc., an enterprise software company.

        David S. B. Lang, age 35, has served as one of our directors since March 2001. Since August 1990, Mr. Lang has been employed by TA Associates, Inc., a private equity investment firm, where he currently serves as a principal.

        H. Richard Lawson, age 58, is one of our founders and has been one of our directors and an executive officer since our inception in 1975. Mr. Lawson has served as the chairman of our board of directors since February 2001. From March 2000 until February 2001, Mr. Lawson was our chief executive officer. Prior to that time, Mr. Lawson served as our president and chief operating officer from October 1998 until March 2000 and our chairman from June 1996 until October 1998.

        Geoffrey A. Moore, age 56, has served as one of our directors since March 1998. Since 1992, Mr. Moore has served as chairman, founder and a principal of The Chasm Group, a services company offering marketing strategy consulting with a focus on high technology clients. Since 1997, Mr. Moore also has also been a venture partner with Mohr, Davidow Ventures, a California-based venture capital firm. From 1987 to 1992, Mr. Moore was a principal and partner at Regis McKenna, Inc., a marketing and communications company focused on high technology clients. Mr. Moore is a director of Documentum, Inc., a provider of a content management platform for e-business applications. Mr. Moore is a member of the advisory boards of Agile Software, a provider of collaborative manufacturing commerce solutions, and Landmark Graphics, a supplier of decision-making software and services.

New Director Nominee

        David J. Eskra, age 61, is currently a partner with ES Technology, a technology investment partnership. Mr. Eskra has been a partner with EST Technology since 1994. Mr. Eskra was president, from 1992 to 1993, and a director, from 1992 to 1994, of Duplex Products, a business forms company sold to Reynolds & Reynolds in 1994. From 1979 to 1991, Mr. Eskra was President and Chief Executive Officer of Pansophic Systems, Inc., a provider of change management and data retrieval software, sold to Computer Associates International, Inc. in 1991.

        The Board of Directors held six meetings during the last fiscal year. We have standing Audit and Compensation Committees. Each member will continue to serve on the listed committee through the 2002 Annual Meeting of Stockholders. Each director attended more than 75% of the meetings of the Board and committees of the Board of which they were members during fiscal 2002.

        The Audit Committee consists of Messrs. Hubers, Kreysar and Lang, who joined in April 2001, and Mr. Hudson, who joined in June 2001. Mr. Hubers is the chairman. The Audit Committee is responsible for providing oversight of the financial functions of the Company, including financial reporting and external auditing (including appointment of the independent auditors), our program to address ethical business practices and our system of financial controls. The Audit Committee operates under a written charter. The Audit Committee met three times during fiscal 2002.

        The Compensation Committee consists of Messrs. Kreysar and Lang, who joined in April 2001, and Mr. Hudson, who joined in June 2001. Mr. Kreysar is the chairman. The Compensation Committee makes recommendations to the board of directors concerning executive compensation, stock option programs and administers our equity-based benefit plans. The Compensation Committee met three times during fiscal 2002.

Compensation of Directors

        Our non-employee directors, excluding Mr. Lang, receive an annual fee of $15,000 for their service to our board. Non-employee directors also receive a $5,000 annual cash stipend for chairing a committee. Our directors receive reimbursement of board-related expenses. We provide each of our directors personal umbrella liability insurance coverage at an annual premium cost to us of approximately $1,800 per director. We also permit non-employee directors to participate in our 2001 and 1996 Stock Incentive Plans, as described below, to the extent authorized by the board of directors. The non-employee directors, excluding Mr. Lang, currently receive an initial stock option grant to purchase 40,000 shares of common stock when they are first elected or appointed to the board and an annual stock option grant to purchase 10,000 shares, in each case at an exercise price equal to the fair market value of our common stock on the date of the grant, as determined by our board of directors. These stock options have a 10-year term and are immediately exercisable. The stock options granted to non-employee directors before fiscal 2003 remain exercisable after a person is no longer a director. With respect to stock options granted to non-employee directors during fiscal 2003, if a person is no longer a director (other than due to death or disability), we may repurchase a portion of the shares previously issued upon exercise of those stock options. Our repurchase right generally expires in monthly increments of 1/48th of the shares, commencing one year after grant for new directors and approximately one month after grant for persons who have been a director for at least six months before the date of the grant.

COMPENSATION COMMITTEE REPORT

Overview and Philosophy

        The Compensation Committee of the Board of Directors is responsible for our executive compensation philosophy and major compensation policies. The Compensation Committee also is responsible for significant revenue responsibilities and determining all aspects of the compensation paid to our chief executive officer and other executive officers that have significant revenue responsibilities and broad policy making authority. The Compensation Committee is comprised entirely of outside, independent directors.

        The primary objectives of our executive compensation program are to:

  •
  Provide compensation that will attract, retain and motivate a superior executive leadership team;

  •
  Motivate our executives to achieve important performance goals; and

  •
  Align the interests of our executive officers with those of our stockholders.

Our executive compensation program is designed to align executive performance with the financial and strategic objectives of the Company, and to reward executive management for the successful performance of these objectives. Therefore, a significant portion of these employees' total compensation is performance-based.

        To assist in performing its duties and to enhance its objectivity and independence, the Committee may, from time to time, obtain advice and/or recommendations of an outside compensation consultant. In addition, the Compensation Committee may request independent compensation survey data and/or proxy information from other software and/or high tech companies for comparison purposes. Generally, our chief executive officer provides recommendations for compensation changes to the Compensation Committee for its review.

        The following discussion describes our approach to executive compensation and provides commentary on each major element of the compensation program. The Compensation Committee retains the right to consider factors other than those described below in setting executive compensation levels for individual officers.

Total Compensation Elements

Base Salary

        Base salaries are reviewed annually. In determining an executive's annual base salary, the Compensation Committee takes into account the executive's level of responsibility, experience and performance in relation to that of the Company and similar companies. Base salaries are generally targeted to be at the 50th percentile of executive base salaries for software companies of similar size and complexity. Periodically changes are made to base pay based, in part, on the annual salary survey of software companies with comparable revenue.

Incentive Compensation

        The incentive compensation for our executive officers is principally derived from our Executive Leadership Results Plan ("ELRP"). The ELRP is a cash-based incentive plan designed to reward the executive officers for exceptional performance based on the achievement of annual and quarterly Company performance goals. Generally, incentive compensation targets under the ELRP are designed, if all of the performance measures are achieved, to target the 75th percentile of total cash compensation for similar positions in companies of similar size and complexity. The target incentive compensation amount is also determined by reviewing the executive's level of responsibility, experience and performance.

        The plan is designed to be self-funded (i.e., the Company must meet operating profit margin targets for a period before any incentive plan payments are earned for that period). Therefore the operating profit margin target serves as a plan threshold, which must first be met prior to any incentives being paid. If this goal is met, then participants are eligible for incentive payments based on the appropriate criteria, time periods, and thresholds. If this goal is not met, then no incentives are paid out for the applicable time period.

        At the beginning of each fiscal year, our chief executive officer reviews the ELRP and determines whether to recommend that the Compensation Committee adopt changes to the ELRP's measurement criteria. Once any changes are determined, the Compensation Committee reviews the financial targets as established through our budget process. Participants earn incentive payments for the achievement of quarterly, as well as annual, criteria. Individuals may receive additional incentive payments under the plan if we exceed our annual financial targets.

        For fiscal 2002, the percentage achievement of the target incentive amount was 28.8% for the ELRP.

Long-Term Incentives

        Stock Incentive Plan.    Executives are also eligible to receive grants under the Company's stock incentive plan, which is administered by the Compensation Committee. For fiscal 2002, there were no grants to these employees.

Chief Executive Officer Compensation

        Mr. Coughlan assumed the position of Chief Executive Officer in February 2001. His base salary was adjusted by the Committee in June 2001, to $450,000, to reflect his successful performance. In fiscal 2002, Mr. Coughlan earned an incentive of $158,400 based on the results obtained through the ELRP. The sum of Mr. Coughlan's base salary and incentive compensation for fiscal 2002 is just above the 25th percentile of the market data for similar officers in comparable companies based on the approved executive compensation market surveys.

§162(m) Policy

        The Compensation Committee intends to continue its practice of paying competitive compensation in order to attract and retain the senior executives necessary to manage our business in the best interests of Lawson and our stockholders. Under certain conditions, this practice may require us to pay compensation in excess of $1 million to certain key executives. Under Section 162(m) of the U.S. Internal Revenue Code, if we pay compensation in excess of $1 million to any executive officer named in the table entitled "Summary Compensation Table" below, we can fully deduct the amounts in excess of $1 million only if we meet specified stockholder approval and Lawson performance requirements. The Committee currently believes that compensation provided to our chief executive officer in fiscal 2003 will not exceed $1 million, as determined in accordance with Section 162(m) of the U.S. Internal Revenue Code.

        The Compensation Committee believes the executive compensation policies and actions reported above reflect decisions which are consistent with the overall beliefs and objectives of the Company.

Richard D. Kreysar, Chair Thomas G. Hudson David S. B. Lang

STOCK PERFORMANCE GRAPH

        The following graph shows a comparison of cumulative total stockholder returns for our common stock, the Nasdaq Stock Market Index (U.S. companies) and the Nasdaq Computer and Data Processing Stocks Index. The graph assumes the investment of $100 on December 6, 2001, the date of our initial public offering. The data regarding our common stock assumes an investment at the initial public offering price of $14.00 per share of our common stock. All values assume reinvestment of the full amount of all dividends and are calculated through May 31, 2002. The performance shown is not necessarily indicative of future performance.

COMPARISON OF CUMULATIVE TOTAL RETURN
December 6, 2001 to May 31, 2002

Compensation Committee Interlocks and Insider Participation

        No member of the Compensation Committee is a former officer or employee of the Company or any of its subsidiaries.

Executive Compensation

        The following table sets forth information regarding executive compensation earned during the last three fiscal years with respect to our chief executive officer and the other four most highly compensated executive officers for the fiscal year ended May 31, 2002.

Summary Compensation Table

		Annual Compensation(1)			Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary	Bonus(2)		Securities Underlying Options	All Other Compensation(3)
H. Richard Lawson Chairman	2002 2001 2000	$380,000 380,000 380,000	$115,200 538,400 —		— — —	$1,583 1,583 1,583
John J. Coughlan President and Chief Executive Officer	2002 2001 2000	450,000 364,583 275,000	158,400 538,400 350,000		— — 2,189,934	2,250 4,313 1,875
Robert Barbieri(4) Executive Vice President and Chief Financial Officer	2002 2001 2000	292,500 226,704 —	69,780 338,044 —	(5)	— 1,248,300 —	3,225 — —
James F. DeSocio Executive Vice President	2002 2001 2000	259,999 252,917 187,500	64,800 258,030 212,981		— 208,050 176,704	3,021 2,779 3,432
Dean J. Hager Executive Vice President	2002 2001 2000	250,000 193,333 157,625	60,480 154,935 54,498		— 346,750 167,272	5,674 5,286 833

(1)
With respect to each of the named executive officers, the aggregate amount of perquisites and other personal benefits, securities or property received was less than either $50,000 or 10% of the total annual salary and bonus reported for such named executive officer.

(2)
Represents incentive payments earned under the Executive Leadership Results Plan with respect to performance during each respective fiscal year but paid in part following the end of each such respective fiscal year.

(3)
All other compensation consists of discretionary matching contributions to our 401(k) plan on behalf of each named executive officer.

(4)
Mr. Barbieri joined us as executive vice president and chief financial officer in August 2000.

(5)
Includes a one-time hiring bonus of $50,000, which Mr. Barbieri received upon joining Lawson in August 2000.

Stock Option Grants in Last Fiscal Year

        There were no options grants to any of the executive officers named in the summary compensation table during the fiscal year ended May 31, 2002.

Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

        The following table sets forth the number and value of options exercised by our named executive officers during the fiscal year ended May 31, 2002, as well as the number and value of securities underlying unexercised options held as of May 31, 2002.

Aggregated Option Exercises in Fiscal Year Ended May 31, 2002
and Fiscal Year-End Option Values

			Numbers of Shares Underlying Unexercised Options at Year-End		Value of Unexercised In-the Money Options at Year-End(1)
Name	Number of Shares Acquired	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
H. Richard Lawson	—	—	—	—	—	—
John J. Coughlan	8,322	$35,293	1,765,508	728,179	$7,689,847	$2,958,518
Robert G. Barbieri	5,548	23,115	214,060	1,028,692	846,258	3,975,351
James F. DeSocio	3,468	20,450	410,567	282,794	2,086,098	1,114,318
Dean J. Hager	3,468	16,016	172,589	379,575	698,632	1,397,935

(1)
The value of the unexercised options is determined by multiplying the number of shares underlying the options by the difference between the exercise price of the options and the fair market value of our common stock of $6.31 per share as of May 31, 2002.

Employment and Indemnification Agreements

        John J. Coughlan.    We entered into an employment agreement with John J. Coughlan, our president and chief executive officer, on February 15, 2001, which establishes Mr. Coughlan's compensation level and eligibility for salary increases, bonuses, benefits and option grants under our stock option plans. The agreement may be terminated either by us or Mr. Coughlan at any time, with or without cause. If we terminate Mr. Coughlan's employment without cause or if Mr. Coughlan terminates his employment for good reason, as defined in the agreement, we are responsible for paying Mr. Coughlan severance benefits equal to 100% of his annual base salary and target incentive compensation at the time of termination and honoring obligations under certain benefit and option plans as provided in the agreement. The agreement also contains a provision restricting Mr. Coughlan's ability to compete with us for a period of one year following termination of employment under certain circumstances.

        Robert G. Barbieri.    We also entered into an employment agreement with Robert G. Barbieri, our executive vice president and chief financial officer, on February 15, 2001, which establishes Mr. Barbieri's compensation level and eligibility for salary increases, bonuses, benefits and option grants under our stock option plans. The agreement may be terminated either by us or Mr. Barbieri at any time, with or without cause. If we terminate Mr. Barbieri's employment without cause or if Mr. Barbieri terminates his employment for good reason, as defined in the agreement, we are responsible for paying Mr. Barbieri severance benefits equal to 100% of his annual base salary and target incentive compensation at the time of termination and honoring obligations under certain benefit and option plans as provided in the agreement. The agreement also contains a provision restricting Mr. Barbieri's ability to compete with us for a period of one year following termination of employment under certain circumstances.

        David S. B. Lang.    We have entered into an agreement with David S. B. Lang that requires us to indemnify Mr. Lang for expenses and liabilities incurred by Mr. Lang in any proceeding by reason of his status as a director with us to the extent permitted by Delaware law and as authorized in our certificate of incorporation.

        Geoffrey A. Moore.    We have periodically retained The Chasm Group to provide us marketing strategy, leadership and consulting services. Mr. Moore, is a principal of The Chasm Group and one of the consultants providing a portion of those services.

Certain Transactions

        In December 2001, we used approximately $10.2 million of the net proceeds from our initial public offering to repay, in their entirety, all of the outstanding senior subordinated convertible notes held by affiliates of TA Associates, Inc. and St. Paul Ventures, Inc.

        We have retained Triad Conferences, formally known as NCG, Inc., to provide event planning services primarily for community programs and hospitality events; thought leadership, advisory boards, and focus groups; and our annual software conference and user exchange. Damon Lawson, the son of William B. Lawson, Sr., our former chairman, was a principal shareholder of Triad until March 2002. We paid Triad $8.3 million during fiscal 2002. A significant portion of these fees includes the costs of vendors engaged by Triad to provide services to us.

        We have periodically retained The Chasm Group to provide us marketing strategy, leadership and consulting services. We paid The Chasm Group $14,693 during fiscal 2002 and expect to purchase during fiscal 2003 approximately $100,000 of consulting services from consultants who are affiliated with The Chasm Group. One of our directors, Geoffrey Moore, is a principal of The Chasm Group and one of the consultants providing a portion of those services.

Item 2: RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

        The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP as our independent auditors for the year ending May 31, 2003 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. PricewaterhouseCoopers LLP has audited our financial statements since 1995. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent auditors. However, the Audit Committee is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if the Audit Committee determines that such a change would be in the best interests of the company and our stockholders.

        The affirmative vote of the holders of a majority of the votes attached to the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of PricewaterhouseCoopers LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker "non-votes" are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Fees Paid to Independent Auditors

        The following is a summary of fees billed by PricewaterhouseCoopers LLP for audit and other professional services during the year ended May 31, 2002:

Audit Fees:
Consists of fees billed for the audit of Lawson's consolidated financial statements for such year and for the review of Lawson's interim financial statements	$373,000
Financial Information Systems Design and Implementation Fees:
There were no financial information systems design and implementation services provided to the Company in fiscal 2002
All Other Fees:
Tax Advisory
Consists of fees billed for tax advisory services, including compliance and planning	$259,000
Audit Related
Consists of initial public offering related services, merger and acquisition related services, and employee benefit plan audits	$823,000
Total All Other Fees:	$1,082,000
Total All Fees:	$1,454,000

        The Audit Committee, after a review and discussion with PricewaterhouseCoopers LLP of the preceding information, determined that the provision of these services was compatible with maintaining PricewaterhouseCoopers LLP's independence.

Recommendation

        The Board of Directors recommends that you vote FOR the proposal to ratify the selection of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending May 31, 2003. Proxies will be voted FOR the proposal unless otherwise specified.

AUDIT COMMITTEE REPORT(1)

(1)
The material in this report is not "soliciting material," is not deemed "filed" with the Securities and Exchange Commission, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934.

        The Audit Committee is composed of four outside, independent directors, each of whom is able to understand fundamental financial statements and at least one of whom has past experience in accounting or related financial management experience and experience in the preparation of financial statements of generally comparable companies, experience with internal accounting controls and an understanding of audit committee functions. The Audit Committee operates under a written charter, a copy of which is included as Appendix A. The members of the Audit Committee are Messrs. Hubers, Hudson, Kreysar and Lang.

        The following is the report of the Audit Committee with respect to the Company's audited financial statements for the fiscal year ended May 31, 2002.

        In connection with the Company's consolidated financial statements for the fiscal year ended May 31, 2002, the Audit Committee has:

  •
  reviewed and discussed the audited financial statements and the fair and complete presentation of the Company's results with management and representatives of PricewaterhouseCoopers LLP, the Company's independent auditors for fiscal 2002;

  •
  discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees);

  •
  received from PricewaterhouseCoopers LLP the disclosures regarding PricewaterhouseCoopers LLP's independence as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed the independence of PricewaterhouseCoopers LLP with representatives of PricewaterhouseCoopers LLP; and

  •
  considered whether PricewaterhouseCoopers LLP's provision of other non-audit services to the Company is compatible with the auditors' independence.

        Based on the review and discussions referred to above, the Committee recommended to the Company's Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended May 31, 2002 for filing with the Securities and Exchange Commission.

        In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Committee relies on the work and assurances of the Company's management, which has the primary responsibility for financial statements and reports, and of the independent auditors, who, in their report, express an opinion on the conformity of our annual financial statements to generally accepted accounting principles.

David R. Hubers, Chair Richard D. Kreysar Thomas G. Hudson David S. B. Lang

STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

        Any stockholder wishing to have a proposal considered for submission at the 2003 Annual Meeting of Stockholders must submit the proposal in writing to the Secretary of the Company at the address indicated above in accordance with all applicable rules and regulations of the Securities and Exchange Commission no later than April 30, 2003.

        Under our Bylaws, a stockholder proposal not included in our proxy statement for the 2003 Annual Meeting of Stockholders is untimely and may not be presented in any manner at the 2003 Annual Meeting of Stockholders unless the Stockholder wishing to make the proposal follows the notice procedures set forth in our Bylaws, including delivering notice of the proposal in writing to the Secretary of the Company at the address indicated on the first page of this proxy statement not later than April 30, 2003.

ANNUAL REPORT TO STOCKHOLDERS

        Our Annual Report to Stockholders and our Annual Report on Form 10-K for the fiscal year ended May 31, 2002 are being mailed with this proxy statement.

OTHER MATTERS

        Management does not intend to present any matters at the meeting other than those disclosed in this proxy statement, and we are not presently aware of any matter that may be presented at the meeting by others. However, if other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote on those matters in accordance with their best judgment.

By Order of the Board of Directors,

Bruce B. McPheeters, Secretary

Dated: September 6, 2002

APPENDIX A

Lawson Software, Inc.

Charter of the Audit Committee of the Board of Directors

September 4, 2002

I. Audit Committee Purpose

        The Audit Committee (the "Committee") is appointed by the Board of Directors (the "Board") to assist the Board in fulfilling its oversight responsibilities. The Committee's primary duties and responsibilities are to:

  •
  Monitor the integrity of the Company's financial statements, financial reporting processes and systems of internal controls regarding finance, accounting and legal compliance.

  •
  Select and appoint the Company's independent auditors, pre-approve all audit and non-audit services to be provided, consistent with all applicable laws, to the Company by the Company's independent auditors, and establish the fees and other compensation to be paid to the independent auditors.

  •
  Monitor the independence and performance of the Company's independent auditors and internal auditing function.

  •
  Establish procedures for the receipt, retention, response to and treatment of complaints, including confidential, anonymous submissions by the Company's employees, regarding accounting, internal controls or auditing matters, and provide an avenue of communication among the independent auditors, management, the internal auditing function and the Board of Directors.

        The Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as officers and employees of the Company. The Committee has the authority to retain, at the Company's expense, special legal, accounting or other consultants or experts it deems necessary in the performance of its duties. The Company shall at all times make adequate provisions for the payment of all fees and other compensation, approved by the Committee, to the Company's independent auditors in connection with the issuance of its audit report, or to any consultants or experts employed by the Committee.

II. Audit Committee Composition and Meetings

        The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent, non-executive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. Committee members shall meet the independence and experience requirements of the Securities and Exchange Commission and the Nasdaq National Market (as may be modified or supplemented). All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements at the time of their appointment to the Committee, and at least one member of the Committee shall have accounting or related financial management expertise and qualify as a "financial expert" in accordance with the requirements of the Securities and Exchange Commission and the Nasdaq National Market (as may be modified or supplemented).

        Committee members shall be appointed by the Board. If a Committee Chair is not designated by the Board or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

        The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee shall meet privately in executive session at each meeting with management, the manager of internal auditing, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chair, shall communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the independent auditors' review procedures.

III. Audit Committee Responsibilities and Duties

  Review Procedures

  1.
  Review the Company's annual audited financial statements prior to filing or release. Review should include discussion with management and the independent auditors of significant issues regarding critical accounting estimates, accounting principles, practices and judgments, including, without limitation, a review with the independent auditors of any auditor report to the Committee required under rules of the Securities and Exchange Commission (as may be modified or supplemented). Review should also include review of the independence of the independent auditors (see item 8 below) and a discussion with the independent auditors of the conduct of their audit (see item 9 below). Based on such review determine whether to recommend to the Board that the annual audited financial statements be included in the Company's Annual Report filed under the rules of the Securities and Exchange Commission.

  2.
  In consultation with management, the independent auditors and the internal auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings prepared by the independent auditors and the internal auditing department together with management's responses. Review any significant changes to the Company's auditing and accounting policies. Resolve disagreements, if any, between management and the independent auditors.

  3.
  Review with financial management and the independent auditors the Company's quarterly financial statements prior to filing or release. The Committee may designate a member of the Committee to represent the entire Committee for purposes of this review.

  4.
  Review and reassess the adequacy of this Charter at least annually. Submit the Charter to the Board of Directors for approval and cause the Charter to be approved at least once every three years in accordance with the regulations of the Securities and Exchange Commission and the Nasdaq National Market (as may be modified or supplemented).

  Independent Auditors

  5.
  The Company's independent auditors are directly accountable to the Committee and the Board of Directors. The Committee shall review the independence and performance of the independent auditors, annually appoint the independent auditors and approve any discharge of auditors when circumstances warrant.

  6.
  Approve the fees and other significant compensation to be paid to the independent auditors.

  7.
  Approve the independent auditors' annual audit plan, including scope, staffing, locations and reliance upon management and internal audit department.

  8.
  On an annual basis, review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence. Such review should include receipt and review of a report from the independent auditors regarding their independence consistent with Independence Standards Board Standard I (as may be modified or supplemented). All engagements for non-audit services by the independent

2

    auditors must be approved by the Committee prior to the commencement of services. The Committee may designate a member of the Committee to represent the entire Committee for purposes of approval of non-audit services, subject to review by the full Committee at the next regularly scheduled meeting. The Company's independent auditors may not be engaged to perform prohibited activities under the Sarbanes-Oxley Act of 2002 or the rules of the Public Company Accounting Oversight Board or the Securities and Exchange Commission.

  9.
  Prior to filing or releasing annual financial statements, discuss the results of the audit with the independent auditors, including a discussion of the matters required to be communicated to audit committees in accordance with SAS 61 (as may be modified or supplemented).

  10.
  Obtain from the independent auditors assurance that Section 10A of the Securities and Exchange Act has not been implicated.

  11.
  Consider the independent auditors' judgment about the quality and appropriateness of the Company's accounting principles and critical accounting estimates as applied in its financial reporting.

  Internal Audit Function and Legal Compliance

  12.
  Review the budget, plan, changes in plan, activities, organization structure and qualifications of the Company's internal audit department, as needed.

  13.
  Approve the appointment, performance and replacement of the internal audit manager or approve the retention of, and engagement terms for, any third party provider of internal audit services.

  14.
  Review significant reports prepared by the internal audit department together with management's response and follow-up to these reports.

  15.
  On at least an annual basis, review with the Company's counsel, any legal matters that could have a significant impact on the Company's financial statements, the Company's compliance with applicable laws and regulations and inquiries received from regulators or governmental agencies.

  Other Audit Committee Responsibilities

  16.
  Annually prepare the report to shareholders as required by the roles of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

  17.
  Review and approve all related-party transactions.

  18.
  Perform any other activities consistent with this Charter, the Company's by-laws and governing law, as the Committee or the Board deems necessary or appropriate.

  19.
  Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

        While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles, which is the responsibility of management and the independent auditors. It is also the responsibility of management to assure compliance with laws and regulations and the Company's corporate policies with oversight by the Committee in the areas covered by this Charter.

3

LAWSON SOFTWARE, INC.
ANNUAL MEETING OF STOCKHOLDERS OCTOBER 24, 2002

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

        The undersigned, having duly received the Notice of Annual Meeting and Proxy Statement dated September 9, 2002, hereby appoints John J. Coughlan and Robert G. Barbieri as proxies (each with the power to act alone and with the power of substitution and revocation), to represent the undersigned and to vote, as designated on the reverse side, all shares of Common Stock of Lawson Software, Inc. held of record by the undersigned on September 3, 2002, at the Annual Meeting of Stockholders to be held on October 24, 2002 at Touchstone Energy Place, Grand Ballroom A, 175 West Kellogg Boulevard, St. Paul, Minnesota, at 10:00 a.m. and any adjournment or postponement thereof.

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES IN PROPOSAL NO. 1, AND FOR PROPOSAL NO. 2. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION WITH RESPECT TO OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

(Continued on reverse side)

FOLD AND DETACH HERE

Lawson Software, Inc.
Annual Stockholders Meeting
October 24, 2002, 10:00 a.m.

to be held at
Touchstone Energy Place
175 West Kellogg Boulevard, St. Paul, Minnesota 55102

        Attend Lawson Software's Annual Stockholders Meeting online at www.lawson.com or in person.

You can now access your Lawson Software, Inc. account online.

Access your Lawson Software, Inc. stockholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, agent for Lawson Software, now makes it easy and convenient to get current information on your stockholder account. After a simple, and secure process of establishing a Personal Identification Number (PIN), you are ready to log in and access your account to:

• View account status	• Make address changes
• View certificate history	• Establish/change your PIN

ISD® IS ONLY AVAILABLE TO REGISTERED STOCKHOLDERS OF LAWSON SOFTWARE

Visit us on the web at http://www.melloninvestor.com and follow the instructions shown on this page.

Step 1: FIRST TIME USERS—
Establish a PIN
You must first establish a Personal Identification Number (PIN) online by following the directions provided in the upper right portion of the web screen as follows. You will also need your Social Security Number (SSN) available to establish a PIN.	Step 2: Log in for Account Access You are now ready to log in. To access your account please enter your: • SSN • PIN • Then click on the Submit button
Step 3: Account Status Screen
You are now ready to access your account information. Click on the appropriate button to view or initiate transactions.
        • Certificate History
        • Issue Certificate
• Address Change
Investor ServiceDirect® is currently only available for domestic individual and joint accounts. • SSN • PIN • Then click on the Establish PIN button	If you have more than one account, you will now be asked to select the appropriate account.
Please be sure to remember your PIN, or maintain it in a secure place for future reference.

For Technical Assistance Call 1-877-978-7778 between
9am-7pm Monday-Friday Eastern Time

Please mark /X/ your votes as indicated in this example
1.	ELECTION OF DIRECTORS		2.	PROPOSAL TO RATIFY AND APPROVE THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP	FOR / /	AGAINST / /	ABSTAIN / /
	FOR all nominees listed (except as marked to the contrary below) / /	WITHHOLD AUTHORITY to vote for all nominee(s) below / /		as independent auditors for the fiscal year ending May 31, 2003.
NOMINEE: 01 John J. Coughlan, 02 David J. Eskra, 03 David R. Hubers, 04 Thomas G. Hudson, 05 Richard D. Kreysar, 06 David S.B. Lang, 07 H. Richard Lawson and 08 Geoffrey A. Moore			3.	OTHER BUSINESS The proxies are authorized to vote in their discretion upon such other business as may properly came before the meeting.
(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

			IMPORTANT INFORMATION BELOW The Company requests your consideration to reduce printing and mailing costs.

			By checking the box to the right, I consent to view the Annual Reports and Proxy Statements electronically via the Internet. I understand that the Corporation may no longer distribute printed materials to me for any future shareowner meeting until consent is revoked. I understand that I may revoke my consent at any time by giving written notice to the Corporation.				/ /
Signature ________________________________ Signature ____________________________________ Date ___________________

PLEASE SIGN exactly as name appears on this card. When shares are held by joint tenants, both should sign. If signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

FOLD AND DETACH HERE

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 4PM Eastern Time the business day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.eproxy.com/lwsn		Telephone 1-800-435-6710		Mail

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.	OR
		Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
You can view the Annual Report and Proxy Statement on the internet at http://www.lawson.com/investor/financials

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS to be held on October 24, 2002
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS October 24, 2002
SOLICITATION AND REVOCABILITY OF PROXY
SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS
SECURITY OWNERSHIP OF DIRECTORS, DIRECTOR NOMINEES AND EXECUTIVE OFFICERS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Item 1: ELECTION OF DIRECTORS
COMPENSATION COMMITTEE REPORT
STOCK PERFORMANCE GRAPH
COMPARISON OF CUMULATIVE TOTAL RETURN December 6, 2001 to May 31, 2002
Summary Compensation Table
Aggregated Option Exercises in Fiscal Year Ended May 31, 2002 and Fiscal Year-End Option Values
Item 2: RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
AUDIT COMMITTEE REPORT(1)
STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING
ANNUAL REPORT TO STOCKHOLDERS
OTHER MATTERS
  APPENDIX A
Lawson Software, Inc. Charter of the Audit Committee of the Board of Directors September 4, 2002
Lawson Software, Inc. Annual Meeting – October 24, 2002
Vote by Internet or Telephone or Mail 24 Hours a Day, 7 Days a Week